Exhibit 21.1



                     List of Subsidiaries of
                      FREEPORT-McMoRan INC.







                                                            Name Under Which
                      Entity                   Organized    It Does Business
        -----------------------------------    ---------    ----------------

        Freeport-McMoRan Resource Partners,    Delaware     Same
          Limited Partnership

        IMC-Agrico Company                     Delaware     Same

        FM Services Company                    Delaware     Same